Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2016 RESULTS

THIRD-QUARTER HIGHLIGHTS:

•	REVENUE +6.8%

•	SAME-UNIT REVENUE +1.0%

•	EPS FROM CONTINUING OPERATIONS +11.1%

NINE-MONTH HIGHLIGHTS:

•	REVENUE +6.0%

•	SAME-UNIT REVENUE +2.5%

•	EPS FROM CONTINUING OPERATIONS +13.2%

CLEVELAND (November 1, 2016) – CBIZ, Inc. (NYSE: CBZ) today announced third-quarter and nine-month results for the periods ended September 30, 2016.

For the 2016 third quarter, CBIZ reported revenue of $199.8 million, an increase of $12.7 million, or 6.8%, over the $187.1 million reported in the third quarter of 2015. Same-unit revenue increased by $1.8 million, or 1.0%, for the third quarter, compared with the same period a year ago. Newly acquired operations, net of divestitures, contributed $10.9 million, or 5.8%, to revenue in the quarter. CBIZ reported third-quarter income from continuing operations of $11.0 million, or $0.20 per diluted share, compared with $9.6 million, or $0.18 per diluted share, for the same period a year ago. Adjusted EBITDA for the third quarter was $25.4 million, compared with $23.3 million for the third quarter of 2015.

For the nine-month period ended September 30, 2016, CBIZ reported revenue of $621.0 million, an increase of $35.0 million, or 6.0%, over the $586.0 million recorded for the comparable nine-month period a year ago. Same-unit revenue increased by $14.7 million, or 2.5%, for the first nine months, compared with the same period a year ago. Acquisitions, net of divestitures, contributed $20.3 million, or 3.5%, to revenue

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

growth for the first nine months. Income from continuing operations was $41.2 million, or $0.77 per diluted share, for the first nine months of 2016, compared with $35.8 million, or $0.68 per diluted share, for the same period a year ago. Adjusted EBITDA for the first nine months was $89.4 million, compared with $83.6 million for the first nine months of 2015.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Our results remained strong for the three and nine month periods ended September 30, 2016, with growth in revenue and earnings per share in line with the goals set for 2016. The stability of our business continues to generate strong cash flow from operations, and growth in adjusted EBITDA is in line with expectations. It’s been a very good year for the Financial Services segment, reflecting strength in both our government healthcare consulting business and our core accounting business. The growth in the Employee Services segment was driven primarily by newly acquired operations.”

“We are pleased with the results from our acquisition activity, as we have completed four acquisitions so far this year that are expected to contribute a total of approximately $34.0 million to annualized revenue. With our strong cash flow and current pipeline of acquisitions, we have the capacity and desire to continue our strategic acquisition program, as well as conduct opportunistic share repurchases,” continued Grisko.

2016 Outlook

Grisko added, “Our full year outlook remains consistent with our prior guidance of:

•	“Total revenue growth within a range of 6% to 8% over 2015; and

•	“Fully diluted earnings per share to increase 12% to 15% over the reported $0.66 for 2015, or 9% to 12% over the normalized 2015 earnings per share of $0.68, which eliminates the impact of share equivalents related to the 2010 Convertible Notes that were fully retired in 2015.”

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10093751 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without Internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), November 1, through 5:00 p.m. (ET), November 4, 2016. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10093751.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, and HR consulting. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through more than 100 Company offices in 33 states.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2016	%	2015	%
Revenue	$199,794	100.0%	$187,102	100.0%
Operating expenses (1) (2)	174,069	87.1%	158,496	84.7%

Gross margin	25,725	12.9%	28,606	15.3%
Corporate general and administrative expenses (1)	8,679	4.4%	8,028	4.3%

Operating income	17,046	8.5%	20,578	11.0%
Other income (expense):
Interest expense	(1,760)	-0.9%	(1,840)	-1.0%
Gain on sale of operations, net	329	0.2%	5	0.0%
Other income (expense), net (1) (3)	2,632	1.3%	(2,367)	-1.3%

Total other income (expense), net	1,201	0.6%	(4,202)	-2.3%
Income from continuing operations before income tax expense	18,247	9.1%	16,376	8.7%
Income tax expense	7,260		6,787

Income from continuing operations	10,987	5.5%	9,589	5.1%
Loss from operations of discontinued businesses, net of tax	(133)		(561)
Gain on disposal of discontinued businesses, net of tax	—		1,172

Net income	$10,854	5.4%	$10,200	5.5%

Diluted earnings per share:
Continuing operations	$0.20		$0.18
Discontinued operations	—		0.01

Net income	$0.20		$0.19

Diluted weighted average common shares outstanding	53,846		54,445
Other data from continuing operations:
Adjusted EBITDA (4)	$25,355		$23,328

(1)	CBIZ sponsors a deferred compensation plan, under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in “Operating expenses” ($2.1 million expense in 2016 and $3.5 million income in 2015, or (1.1%) and 1.9% of revenue, respectively) and “Corporate general and administrative expenses” ($0.3 million expense in 2016 and $0.4 million income in 2015, or (0.1%) and 0.2% of revenue, respectively) and are directly offset by deferred compensation gains or losses in “Other income (expense), net” ($2.4 million income in 2016 and $3.9 million expense in 2015, or 1.2% and (2.1%) of revenue, respectively). The deferred compensation plan has no impact on “Income from continuing operations before income tax expense.”
(2)	“Operating expenses” for the third quarter of 2016 include a reduction of $0.8 million related to state payroll tax incentives associated with an office relocation. During the third quarter of 2015, the Company recorded incentives associated with the office relocation of $0.7 million which were recorded in “Other income (expense), net.” These incentives were reclassified from “Other income (expense), net” to “Operating expenses” to align the incentives with the expenses associated with the office relocation. This reclassification had no impact on “Income from continuing operations” or diluted earnings per share from continuing operations.
(3)	Included in “Other income (expense), net” for the three months ended September 30, 2016 and 2015, is income of $0.2 million and $1.6 million, respectively, related to net increases/decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(4)	Refer to the financial highlights tables for a reconciliation of the nearest generally accepted accounting principles (“GAAP”) financial measure to Non-GAAP financial measures, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2016	%	2015	%
Revenue	$621,047	100.0%	$586,010	100.0%
Operating expenses (1) (2)	526,182	84.7%	492,477	84.0%

Gross margin	94,865	15.3%	93,533	16.0%
Corporate general and administrative expenses (1)	27,270	4.4%	24,508	4.2%

Operating income	67,595	10.9%	69,025	11.8%
Other income (expense):
Interest expense	(5,019)	-0.8%	(7,665)	-1.3%
Gain on sale of operations, net	480	0.0%	106	0.0%
Other income (expense), net (1) (3)	5,482	0.9%	(634)	-0.1%

Total other income (expense), net	943	0.1%	(8,193)	-1.4%
Income from continuing operations before income tax expense	68,538	11.0%	60,832	10.4%
Income tax expense	27,366		25,055

Income from continuing operations	41,172	6.6%	35,777	6.1%
Loss from operations of discontinued businesses, net of tax	(421)		(1,226)
Gain on disposal of discontinued businesses, net of tax	—		1,462

Net income	$40,751	6.6%	$36,013	6.1%

Diluted earnings (loss) per share:
Continuing operations	$0.77		$0.68
Discontinued operations	(0.01)		0.01

Net income	$0.76		$0.69

Diluted weighted average common shares outstanding	53,320		52,285
Other data from continuing operations:
Adjusted EBITDA (4)	$89,436		$83,559

(1)	CBIZ sponsors a deferred compensation plan, under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in “Operating expenses” ($3.7 million expense in 2016 and $2.6 million income in 2015, or (0.6%) and 0.4% of revenue, respectively) and “Corporate general and administrative expenses” ($0.6 million expense in 2016 and $0.4 million income in 2015, or (0.1%) and 0.1% of revenue, respectively) and are directly offset by deferred compensation gains or losses in “Other income, net” ($4.3 million income in 2016 and $3.0 million expense in 2015, or 0.7% and (0.5%) of revenue, respectively). The deferred compensation plan has no impact on “Income from continuing operations before income tax expense.”
(2)	“Operating expenses” for the nine months ended September 30, 2016 include a reduction of $2.3 million related to state payroll tax incentives associated with an office relocation. For the nine months ended September 30, 2016, the Company recorded incentives associated with the office relocation of $0.7 million which were recorded in “Other income (expense), net.” These incentives were reclassified from “Other income (expense), net” to “Operating expenses” to align the incentives with the expenses associated with the office relocation. This reclassification had no impact on “Income from continuing operations” or diluted earnings per share from continuing operations.
(3)	During the nine months ended September 30, 2015, CBIZ recorded a non-operating charge of $0.8 million from the early retirement of $49.3 million face value of its 2010 Notes that matured on October 1, 2015. Also included in “Other income (expense), net” is income of $0.9 million and $3.1 million at September 30, 2016 and 2015, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(4)	Refer to the financial highlights tables for a reconciliation of the nearest GAAP financial measure to Non-GAAP financial measures, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2016	2015	2016	2015
Revenue
Financial Services	$123,049	$118,354	$398,112	$378,857
Employee Services	68,979	61,293	199,790	184,968
National Practices	7,766	7,455	23,145	22,185

Total	$199,794	$187,102	$621,047	$586,010

Gross Margin
Financial Services	$17,434	$16,757	$72,013	$66,297
Employee Services	11,352	10,539	32,139	31,444
National Practices	871	811	2,368	2,291
Operating expenses - unallocated (1):
Other	(1,793)	(2,981)	(7,988)	(9,093)
Deferred compensation	(2,139)	3,480	(3,667)	2,594

Total	$25,725	$28,606	$94,865	$93,533

(1)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “Income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “Other income (expense), net” in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in “Operating expenses” and as income in “Other income (expense), net.”

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2016	2015
Net income	$40,751	$36,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,359	15,168
Amortization of discount on notes and deferred financing costs	393	2,140
Bad debt expense, net of recoveries	3,291	4,625
Adjustments to contingent earnout liability	(936)	(3,075)
Employee stock awards	4,332	4,319
Other adjustments	1,135	(1,098)

Net income, after adjustments to reconcile net income to net cash provided by operating activities	65,325	58,092
Changes in assets and liabilities, net of acquisitions and divestitures	(30,935)	(31,899)

Operating cash flows provided by continuing operations	34,390	26,193
Operating cash flows provided by (used in) discontinued operations	507	(417)

Net cash provided by operating activities	34,897	25,776
Net cash provided by investing activities	35,164	60,221

Net cash used in financing activities	(70,397)	(85,136)

Net (decrease) increase in cash and cash equivalents	$(336)	$861

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2016	2015
Cash and cash equivalents	$514	$850
Restricted cash	33,015	24,860
Accounts receivable, net	194,419	153,608
Current assets before funds held for clients	249,653	200,983
Funds held for clients - current and non-current	133,679	171,497
Goodwill and other intangible assets, net	575,851	535,653
Total assets	$1,052,945	$996,331
Current liabilities before client fund obligations	$118,326	$99,735
Client fund obligations	133,057	171,318
Notes payable - long-term	1,318	—
Bank debt (1)	218,118	203,931
Convertible notes - non-current	—	750
Total liabilities	$578,259	$568,383
Treasury stock	$(470,124)	$(462,167)
Total stockholders’ equity	$474,686	$427,948
Debt to equity (2)	46.4%	47.8%
Days sales outstanding (DSO) - continuing operations (3)	86	72
Shares outstanding	53,565	52,953
Basic weighted average common shares outstanding	52,086	50,280
Diluted weighted average common shares outstanding	53,320	52,693

(1)	Effective January 1, 2016, CBIZ adopted Accounting Standards Update (“ASU”) 2015-03 and ASU 2015-15, “Interest—Imputation of Interest” which requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Upon the adoption of ASU 2015-03 and ASU 2015-15, the carrying amount of bank debt at December 31, 2015 has been retrospectively adjusted from $205.8 million to $203.9 million.
(2)	Ratio is calculated as convertible notes, bank debt and notes payable divided by total stockholders’ equity. Upon the adoption of ASU 2015-03 and ASU 2015-15, the Company retrospectively adjusted the debt to equity ratio at December 31, 2015 from 48.3% to 47.8%.
(3)	DSO is provided for continuing operations and represents accounts receivable, net at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at September 30, 2015 was 85.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,		DECEMBER 31,
	2016	2015	2016	2015	2015
Income from continuing operations	$10,987	$9,589	$41,172	$35,777	$35,003
Interest expense	1,760	1,840	5,019	7,665	8,902
Income tax expense	7,260	6,787	27,366	25,055	22,829
Gain on sale of operations, net	(329)	(5)	(480)	(106)	(84)

Adjusted EBIT (2)	$19,678	$18,211	$73,077	$68,391	$66,650

Depreciation	1,369	1,376	4,024	4,286	5,658
Amortization	4,308	3,741	12,335	10,882	14,731

Adjusted EBITDA (2)	$25,355	$23,328	$89,436	$83,559	$87,039

(1)	CBIZ reports its financial results in accordance with GAAP. This table reconciles the nearest GAAP financial measure, “Income from continuing operations” to Non-GAAP financial measures. Prior year numbers have been adjusted to conform to current year presentation.
(2)	Adjusted EBIT and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBIT and Adjusted EBITDA are commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company’s operational results and to provide an additional measure with respect to the Company’s ability to meet future debt obligations.

CBIZ, INC.

GAAP RECONCILIATION

Earnings Per Share As Reported to Adjusted Earnings Per Share, For Purposes of Providing Full-Year 2016 Guidance

(In thousands, except earnings per share data)

FOR THE YEAR ENDED
DECEMBER 31,
2015
Dilutive shares outstanding	52,693
Convertible note dilutive impact	1,231

Dilutive shares excluding convertible note	51,462

Income from continuing operations, after-tax	$35,003
Diluted earnings per share:
Continuing operations, as reported (3)	$0.66

Continuing operations, adjusted (3)	$0.68

(3)	The Company reported $0.66 per diluted share from continuing operations. Excluding the impact of the share equivalents related to the 2010 Convertible Notes that were fully retired in 2015, diluted earnings per share from continuing operations would have been $0.68. The Company believes that excluding the 2010 Convertible Notes is useful to its shareholders and analysts because it eliminates the effect of a non-operating item that will not recur.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz